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                      Consent of Independent Accountants



    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 28, 1995 appearing on page 70 of the Consolidated Edison Company of New York, Inc. Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.






PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

New York, New York
November 21, 1995